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                            GARDNER, CARTON & DOUGLAS
                             Suite 3400 Quaker Tower
                             321 North Clark Street
                          Chicago, Illinois 60610-4795
                                 (312) 644-3000
                           Telecopier: (312) 644-3381


                                 August 12, 1999


Prudential Global Limited Maturity Fund, Inc. The Global Total Return Fund, Inc.
Gateway Center Three                          Gateway Center Three
100 Mulberry Street                           100 Mulberry Street
Newark, New Jersey  07102-4077                Newark, New Jersey  07102-4077


     RE: REORGANIZATION OF PRUDENTIAL GLOBAL LIMITED MATURITY FUND, INC. AND THE GLOBAL TOTAL RETURN FUND, INC.
          ----------------------------------
Ladies and Gentlemen:

     We are outside counsel to Prudential Global Limited Maturity Fund, Inc. ("Limited Maturity Fund") and The Global Total Return Fund, Inc. ("Total Return Fund"). An Agreement and Plan of Reorganization and Liquidation (the "Agreement") has been proposed pursuant to which Limited Maturity Fund will transfer to Total Return Fund all or substantially all of the assets of Limited Maturity Fund in exchange solely for Class A, Class B, Class C, and Class Z shares of Total Return Fund and the assumption by Total Return Fund of the liabilities, if any, of Limited Maturity Fund whether or not incurred in the ordinary course of business. Limited Maturity Fund will then distribute the Class A, Class B, Class C, and Class Z shares of Total Return Fund acquired in the exchange to the respective Limited Maturity Fund Class A, Class B, Class C, and Class Z shareholders in liquidation of Limited Maturity Fund (the "Reorganization"). You have requested our opinion as to certain federal income tax consequences of the Reorganization. The opinion that follows is based on the Internal Revenue Code of 1986, as amended through the date hereof (the "Code"), judicial decisions, administrative rulings and regulations, and such other sources of legal authority as we deemed necessary to consult in rendering this opinion. The opinion is also based on factual representations, including those set forth herein, the representations made by the parties in the Agreement, and on our understanding that the Reorganization will take place substantially as set out in the Agreement and as described in the Prospectus/Proxy Statement (the "Proxy Statement") included in the Registration Statement on Form N-14 filed by Total Return Fund with the Securities and Exchange Commission on or about August 16, 1999 in connection with the meeting of shareholders of Limited Maturity
Fund currently scheduled to be held on or about October 7, 1999.

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Prudential Global Limited Maturity Fund, Inc.
Global Total Return Fund, Inc.
August 12, 1999
Page 2

                           SUMMARY OF THE TRANSACTION

     In the Reorganization, Limited Maturity Fund will transfer all or substantially all of its assets and liabilities to Total Return Fund in exchange for Class A, Class B, Class C, and Class Z shares of the Total Return Fund. Limited Maturity Fund will then distribute as a liquidating distribution to its shareholders all of such Class A, Class B, Class C, and Class Z shares of Total Return Fund in exchange for and in cancellation of each respective outstanding Class A, Class B, Class C, and Class Z share of Limited Maturity Fund, and Limited Maturity Fund will liquidate pursuant to the Agreement.

                                BUSINESS PURPOSE

     Our opinion is based in part upon our understanding that the primary business purpose of this transaction is to achieve certain cost savings by combining the assets of Limited Maturity Fund and Total Return Fund as is represented below. A description of the business purposes of the Reorganization is set out in the Proxy Statement.

                                 REPRESENTATIONS

     In rendering our opinion we are, with your permission, assuming that the transaction will occur substantially as described in the Agreement and the Proxy Statement. We are also relying on the following additional representations which have been certified to us by either Limited Maturity Fund, Total Return Fund or both:

     1. The primary business purpose of this transaction is to achieve certain cost savings by combining the assets of Limited Maturity Fund and the Total Return Fund. The Funds have similar investment objectives, policies, strategies, and investment portfolios, and the combination would lead to more opportunities for economies of scale.

     2. The fair market value of the Class A, Class B, Class C, and Class Z shares of Total Return Fund received by each Limited Maturity Fund shareholder will be approximately equal to the fair market value of the respective Class A, Class B, Class C, and Class Z shares of Limited Maturity Fund surrendered in exchange therefor.

     3. No cash or property, other than Total Return Fund Class A, Class B, Class C, and Class Z shares, will be transferred to Limited Maturity Fund or distributed to Limited Maturity Fund shareholders pursuant to the Reorganization.

     4. Total Return Fund will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Limited Maturity Fund immediately prior to the Reorganization. For purposes of this representation, amounts used by Limited Maturity Fund to pay its Reorganization expenses, amounts paid by Limited Maturity Fund to shareholders who receive cash or other property, and all redemptions


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Prudential Global Limited Maturity Fund, Inc.
Global Total Return Fund, Inc.
August 12, 1999
Page 3

and distributions (except for redemptions and distributions occurring in the ordinary course of Limited Maturity Fund's business as an open-end investment company pursuant to section 22(e) of the Investment Company Act of 1940 (the "Act")) made by Limited Maturity Fund immediately preceding the transfer will be included as assets of Limited Maturity Fund held immediately prior to the Reorganization. There will be no payments to dissenters, as shareholders may redeem their shares at any time.

     5. There is no plan or intention by Total Return Fund or any person related to Total Return Fund (as defined in section 1.368(e)(3) of the Income Tax Regulations (the "Regulations")) to acquire or redeem any Class A, Class B, Class C, or Class Z shares of Total Return Fund issued in the Reorganization either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Total Return Fund's business as an open-end investment company as required by section 22(e) of the Act.

     6. During the five-year period ending on the date of the Reorganization, neither Limited Maturity Fund nor any person related to Limited Maturity Fund (as defined in section 1.368-1(e)(3) of the Regulations without regard to section 1.368-1(e)(3)(i)(A) of the Regulations) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired stock of Limited Maturity Fund with consideration other than Class A, Class B, Class C, or Class Z shares of Total Return Fund or Limited Maturity Fund, except for stock redeemed in the ordinary course of Limited Maturity Fund's business as an open-end investment company as required by section 22(e) of the Act, or (ii) made distributions with respect to Limited Maturity Fund stock, except for (a) distributions described in sections 852 and 4982 of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) additional distributions, to the extent such distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in Limited Maturity Fund on the effective date of the Reorganization.

     7. Prior to or in the transaction, neither Total Return Fund nor any person related to Total Return Fund (as defined in section 1.368-1(e)(3) of the Regulations) will have acquired directly or indirectly or through any transaction, agreement, or arrangement with any other person, any Class A, Class B, Class C, or Class Z shares of Limited Maturity Fund with consideration other than Class A, Class B, Class C, or Class Z shares of the Total Return Fund.

     8. Total Return Fund has no plan or intention to sell or otherwise dispose of any of the assets of Limited Maturity Fund acquired in the transaction, except for dispositions made in the ordinary course of Total Return Fund's business as an investment company (i.e., dispositions resulting from investment decisions made on the basis of investment considerations arising after and independent of the Reorganization).

     9. Following the Reorganization, Total Return Fund will continue the historic business of Limited Maturity Fund or will use a significant portion of Limited Maturity Fund's


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Prudential Global Limited Maturity Fund, Inc.
Global Total Return Fund, Inc.
August 12, 1999
Page 4

historic business assets in its business, except for those assets that are disposed of by Total Return Fund in the ordinary course of business.

     10. All expenses incurred in connection with the Reorganization will be borne PRO RATA by Limited Maturity Fund and Total Return Fund in proportion to their assets.

     11. There is no intercorporate indebtedness existing between Total Return Fund and Limited Maturity Fund that was issued, acquired, or will be settled at a discount.

     12. Each of Total Return Fund and Limited Maturity Fund meets the requirements of a regulated investment company as referred to in Section 368(a)(2)(F) of the Code. Each of Total Return Fund and Limited Maturity Fund has elected to be taxed as a regulated investment company under section 851 of the Code and, for all its taxable periods (including the last short taxable period ending on the date of the Reorganization) has qualified for the special tax treatment afforded regulated investment companies under the Code.

     13. Total Return Fund does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any Class A, Class B, Class C, or Class Z shares of Limited Maturity Fund.

     14. The liabilities of Limited Maturity Fund assumed by Total Return Fund in the Reorganization, if any, plus the liabilities to which the transferred assets are subject, if any, were incurred by Limited Maturity Fund in the ordinary course of its business and are associated with the assets to be transferred.

     15. The fair market value and the adjusted basis of Limited Maturity Fund's assets transferred to Total Return Fund will equal or exceed the sum of the liabilities, if any, assumed by Total Return Fund plus the liabilities, if any, to which the transferred assets are subject.

     16. The amount of cash, if any, retained by Limited Maturity Fund to meet expenses, plus liabilities, if any, of Limited Maturity Fund to be assumed by Total Return Fund in the Reorganization, plus the liabilities, if any, to which the transferred assets are subject, will not equal or exceed 20 percent of the fair market value of all property held by Limited Maturity Fund immediately prior to the Reorganization.

     17. As soon as practicable after the closing date, and in any event within 30 days thereafter, Limited Maturity Fund will, in pursuance of the Agreement, distribute the shares it receives in the Reorganization, and as soon as practicable after the closing date and in any event within 12 months of the closing date, Limited Maturity Fund will then be liquidated for federal income tax purposes. Limited Maturity Fund will have no assets to distribute other than the shares of Total Return Fund received in the Reorganization.

     18. Neither Limited Maturity Fund nor persons who were shareholders of Limited Maturity Fund immediately before the closing date of the Reorganization will own, immediately


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Prudential Global Limited Maturity Fund, Inc.
Global Total Return Fund, Inc.
August 12, 1999
Page 5

after the closing date of the Reorganization, Total Return Fund shares constituting "control" of Total Return Fund within the meaning of section 304(c) or section 368(c) of the Code.

     19. Limited Maturity Fund is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

     20. In connection with the Reorganization, Limited Maturity Fund has not and will not distribute to its creditors any Class A, Class B, Class C, or Class Z shares of Limited Maturity Fund, any Class A, Class B, Class C, or Class Z shares of Total Return Fund to be received, or rights to acquire any Class A, Class B, Class C, or Class Z shares of either Limited Maturity Fund or the Total Return Fund.

     21. It is anticipated that there will be no amount remaining in the hands of Limited Maturity Fund after the payment of the liabilities of Limited Maturity Fund.

                                     OPINION

     Based upon the foregoing, and based upon our review of the relevant legal authorities, it is our opinion that:

     1. The acquisition by Total Return Fund of the assets of Limited Maturity Fund in exchange solely for voting shares of Total Return Fund and the assumption by Total Return Fund of Limited Maturity Fund's liabilities, if any, followed by the distribution of Total Return Fund's voting shares by Limited Maturity Fund pro rata to its shareholders, as a liquidating distribution and the liquidation of Limited Maturity Fund pursuant to the Agreement and constructively in exchange for their Limited Maturity Fund shares, will constitute a reorganization within the meaning of Section 368(a)(1)(C) of the Code, and Limited Maturity Fund and Total Return Fund each will be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

     2. Limited Maturity Fund's shareholders will recognize no gain or loss upon the receipt of Class A, Class B, Class C, and Class Z shares of Total Return Fund solely in exchange for and in cancellation of Limited Maturity Fund shares of common stock, as described above and in the Agreement. Code Section 354(a)(1).

     3. No gain or loss will be recognized by Limited Maturity Fund upon the transfer of all of its assets to Total Return Fund in exchange solely for Class A, Class B, Class C, and Class Z shares of Total Return Fund and the assumption by Total Return Fund of Limited Maturity Fund's liabilities, if any. Code Sections 361(a) and 357(a). In addition, no gain or loss will be recognized by Limited Maturity Fund on the distribution of such shares to the Limited Maturity Fund shareholders in liquidation of Limited Maturity Fund. Code Section 361(c)(1).

     4. No gain or loss will be recognized by Total Return Fund upon the acquisition of Limited Maturity Fund's assets in exchange solely for Class A, Class B, Class C, and Class Z


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Prudential Global Limited Maturity Fund, Inc.
Global Total Return Fund, Inc.
August 12, 1999
Page 6

shares of Total Return Fund and the assumption of Limited Maturity Fund's liabilities, if any. Code Section 1032(a).

     5. Total Return Fund's basis in the assets acquired from Limited Maturity Fund will be the same as the basis of such assets in the hands of Limited Maturity Fund immediately before the Reorganization, and the holding period of such assets acquired by Total Return Fund will include the holding period thereof when held by Limited Maturity Fund immediately before the Reorganization. Code Sections 362(b) and 1223(2).

     6. Limited Maturity Fund shareholders' basis in the Class A, Class B, Class C, and Class Z shares of Total Return Fund to be received by them pursuant to the Reorganization will be the same as their basis in the Class A, Class B, Class C, and Class Z shares of Limited Maturity Fund to be constructively surrendered in exchange therefor. Code Section 358(a)(1).

     7. The holding period of Total Return Fund shares to be received by Limited Maturity Fund shareholders will include the period during which Limited Maturity Fund shares to be constructively surrendered in exchange therefor were held, provided such Limited Maturity Fund shares were held as capital assets by those shareholders on the date of the Reorganization. Code Section 1223(1).

     You should be aware that this opinion is not binding on the Internal Revenue Service or the courts and that no ruling of the Internal Revenue Service has been requested. No opinion is expressed concerning the state, local or foreign tax consequences of the Reorganization.

     This opinion is being delivered to you pursuant to paragraph 8.6 of the Agreement.

     We hereby give you our consent to your inclusion of this opinion as an exhibit to the Registration Statement on Form N-14 filed by Total Return Fund with the Securities and Exchange Commission. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                              Very truly yours,



                                              /s/ GARDNER, CARTON & DOUGLAS